INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-42137 and 333-57445 of KinderCare Learning Centers, Inc. on Forms S-8 of our report dated July 26, 2002, appearing in this Annual Report on Form 10-K of KinderCare Learning Centers, Inc. for the year ended May 31, 2002.

Portland, Oregon
August 26, 2002